SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                             SCNV ACQUISITION CORP.
            (Exact name of registrant as specified in its character)

     Delaware                                                  133952659
(State of incorporation                                  (IRS Employer Identifi-
or organization)                                         cation No.)

Omer Industrial Park
P.O. Box 3026                                                   84965
Omer, Israel                                                  (Zip Code)
  (Address of principal
   executive offices)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities tration of a class of             securities tration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(c), please check the
following box |_|                            following box |X|



Securities Act registration statement file number to which this form relates: No 333-43955

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

                                             None


Securities to be registered pursuant to Section 12(g) of the Act:


               Units, consisting of one share of Common Stock and
                         one Class A Redeemable Warrant
                                (Title of Class)

                          Common Stock, $.01 par value
                                (Title of Class)

                           Class A Redeemable Warrants
                                (Title of Class)

1.   Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the units (the "Units") of SCNV Acquisition Corp., a Delaware corporation (the "Registrant"), each Unit consisting of one share of common stock, par value $.01 per share (the "Common Stock"), of the Registrant, and one Class A redeemable warrant (the "Warrants") exercisable to purchase one share of Common Stock. For a description of the Registrant's Units, Common Stock and Warrants to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement and amendments thereto, on Form SB-2 of the Registrant initially filed with the Securities and Exchange Commission on January 9, 1998 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2.   Exhibits.

          1.1 Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1. to the Registration Statement).

          1.2 Registrant's By-laws, as amended (incorporated by reference to Exhibit 3.3 to the Registration Statement).

          2.1. Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          2.2. Form of the Registrant's Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement).

          2.3 Form of the Registrant's Unit Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement).

                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 10, 1998


                                                     SCNV ACQUISITION CORP.



                                                     By: /s/ H. Branover
                                                        ------------------------